
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the unaudited financial statements of Genzyme Development Partners, L.P. for the nine months ended September 30, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               SEP-30-1999
<EXCHANGE-RATE>                                      1
<CASH>                                              61
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                   104
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                     104
<CURRENT-LIABILITIES>                              252
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                       (148)
<TOTAL-LIABILITY-AND-EQUITY>                       104
<SALES>                                              0
<TOTAL-REVENUES>                                   133
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                    66
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                     71
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                 71
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        71<F1>
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Genzyme Development Partners, L.P. is a Delaware Limited Partnership. Net
Earnings or Loss are reported per partnership unit instead of per share. The Partnership recorded net income of $71,000 in the nine months ended September 30, 1999 which was allocated 1% to the General Partner and 99% to the Limited Partners.

